UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2023 (the “Effective Date”), Eightco Holdings Inc. (the “Company”) entered in to a Prepayment and Redemption Agreement (the “Prepayment Agreement”), by and between the Company and an accredited investor (the “Investor”), pursuant to which, among things, the Company agreed to prepay the Notes (as defined below) and to redeem the 2023 Warrant (as defined below) that remains outstanding as of the Effective Date, subject to the conditions set forth therein.

As previously disclosed, pursuant to that certain Securities Purchase Agreement (as amended, the “2022 SPA”) dated as of January 26, 2022, by and between the Company and the Investor, the Company sold to the Investor a Senior Secured Convertible Note in an aggregate principal amount of $33,333,333 of which, as of the Effective Date, an aggregate principal amount of $2,000,000 remains outstanding (as amended, the “2022 Note”). In addition, pursuant to that certain Securities Purchase Agreement (as amended, the “2023 SPA” and together with the 2022 SPA, the “SPAs”) dated as of March 15, 2023, by and between the Company and the Investor, the Company sold to the Investor a Senior Secured Convertible Note in an aggregate principal amount of $5,555,000 of which, as of the Effective Date, the entire aggregate principal amount remains outstanding (as amended, the “2023 Note” and together with the 2022 Note, the “Notes”) and a warrant representing the right to acquire, as of the Effective Date, 2,763,545 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustments as set forth therein, which warrant remains outstanding as of the Effective Date (as amended, the “2023 Warrant”).

Pursuant to the Prepayment Agreement, the Company agreed to make an aggregate payment of $8,215,000 (the “Aggregate Payment Amount”) to the Investor in six installments, of which an initial payment of $3,000,000 will be allocated towards the 2022 Note, a portion of the 2023 Note and the redemption in full of the 2023 Warrant (the “Initial Payment”). The remaining five installments, which range from $150,000 to $2,275,000 and are allocated towards the remaining principal of the 2023 Note as specified in the Prepayment Agreement, are due on the fifteenth day of each month, beginning on November 15, 2023 and ending on March 15, 2024. At its option, the Company may prepay any monthly installment prior to its respective due date.

Any cash payments required to be made pursuant to the terms of the Notes shall be suspended as long as the Company timely makes the payments set forth in the Prepayment Agreement and no Event of Default (as defined in the Notes) (or an event that with the passage of time or the giving of notice would result in an Event of Default) occurs and is continuing. In addition, upon receipt by the Investor of the Initial Payment, all of the aggregate principal amount outstanding of the 2023 Note will no longer be convertible into shares of Common Stock, provided that any aggregate principal amount outstanding of the 2023 Note shall again become convertible into shares of Common Stock if an Event of Default (or an event that with the passage of time or the giving of notice would result in an Event of Default) occurs and is continuing or in the event the Company fails to timely make the payments under the Prepayment Agreement.

Upon receipt by the Investor of the Aggregate Payment Amount, the SPAs, the Notes, the 2023 Warrant and any other transaction documents related to the SPAs shall terminate and be of no further force or effect, other than certain indemnification obligations in the SPAs. In the event that the conditions to closing shall not have occurred by on or before the fifth (5th) business day following the Effective Date, subject to certain conditions, the Investor has the option to terminate the Prepayment Agreement at the close of business on such date.

The Prepayment Agreement contains customary representations, warranties and obligations of the parties, including, among others, disclosure and most favored nation covenants.

The foregoing description of the Prepayment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Prepayment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 24, 2023, the Company issued a press release announcing the Company’s entry into the Prepayment Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Prepayment and Redemption Agreement, dated as of October 23, 2023, by and between Eightco Holdings Inc. and the investor signatory thereto.
99.1	Press Release dated October 24, 2023 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2023

Eightco Holdings Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer